                                                                  EXHIBIT 21.1


                                       LIST OF SUBSIDIARIES

             NAME/LOCATION                                    JURISDICTION OF INCORPORATION
             -------------                                    -----------------------------

DMC TELECOM U.K. LTD., Lanarkshire, Scotland                   State of Delaware, USA


DMC TELECOM CANADA, INC., Toronto, Canada                      Toronto, Canada


DMC DE MEXICO, SA. DE C.V., Mexico D.F., Mexico                Mexico City, Mexico


DMC DO BRASIL LTDA., Campinas, Brazil                          Rio de Janeiro, Brazil


DMC TELECOM PHILIPPINES, INC., Makati City, Philippines        Metro Manila, Philippines


DIGITAL MICROWAVE INDIA PRIVATE LIMITED , New Delhi, India     New Delhi, India


DIGITAL MICROWAVE NW, INC., Seattle, Washington USA            State of Washington, USA


MAS TECHNOLOGY LIMITED, Wellington, New Zealand                Wellington, New Zealand


DIGITAL MICROWAVE ASIA PACIFIC (S) PTE. LTD., Singapore        Republic of Singapore


DIGITAL MICROWAVE CORPORATION (PTY.) LIMITED, South Pretoria   Republic of South Africa

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